            Consent of Independent Registered Public Accounting Firm




We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated March 25, 2005 with respect to the financial statements of John Hancock Life Insurance Company (U.S.A) (formerly, The Manufacturers Life Insurance Company (U.S.A.)), which is contained in the Statement of Additional Information in Post-Effective Amendment No. 8 in the Registration Statement (Form N-4 No. 333-70850) and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account H (formerly, The Manufacturers Life Insurance Company (U.S.A.) Separate Account H).






                                        /s/ Ernst & Young LLP



Boston, Massachusetts
April 25, 2005

            Consent of Independent Registered Public Accounting Firm



We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated March 25, 2005 with respect to the financial statements of John Hancock Life Insurance Company (U.S.A) Separate Account H (formerly, The Manufacturers Life Insurance Company (U.S.A.) Separate Account H), which is contained in the Statement of Additional Information in Post-Effective Amendment No. 8 in the Registration Statement (Form N-4 No. 333-70850) and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account H (formerly, The Manufacturers Life Insurance Company (U.S.A.) Separate Account H).





                                        /s/ Ernst & Young LLP



Hartford, Connecticut
April 25, 2005